EXHIBIT 99.1

Consolidated Financial Statements and Report of
Independent Certified Public Accountants

CarePoint Partners Holdings, LLC and Subsidiaries

December 31, 2012 and 2011

2

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

CarePoint Partners Holdings, LLC

We have audited the accompanying consolidated financial statements of CarePoint Partners Holdings, LLC (a Delaware company) and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

3

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CarePoint Partners Holdings, LLC and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Cincinnati, Ohio

April 15, 2013

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CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2012 and 2011

	2012	2011
ASSETS

Current assets:
Cash and cash equivalents	$78,623	$825,001
Restricted cash	-	2,836,557
Accounts receivable, net	23,725,537	23,507,184
Inventories	2,462,662	2,330,036
Income taxes receivable	248,395	60,200
Deferred income taxes	732,690	633,861
Prepaids and other current assets	1,382,523	2,542,658
Total current assets	28,630,430	32,735,497

Property and equipment, net	4,261,141	4,321,452

Goodwill	38,572,077	34,506,887
Intangible assets, net	24,755,520	26,300,145
Other assets	1,938,346	2,549,082
Total assets	$98,157,514	$100,413,063

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable	$4,629,692	$5,260,539
Accrued expenses	2,866,651	3,904,548
Long-term debt - current	7,292,764	7,382,431
Capital lease obligations - current	144,305	114,634
Contingent consideration - current	97,500	1,845,000
Other liabilities	-	119,966
Total current liabilities	15,030,912	18,627,118

Long-term debt	52,351,662	56,828,228
Line of credit	-	2,900,000
Contingent consideration	-	532,500
Capital lease obligations	187,982	79,554
Deferred income taxes	746,992	832,082
Total liabilities	68,317,548	79,799,482

Members’ equity:
Preferred units	28,413,119	23,013,119
Class A common units	-	-
Additional paid-in capital	7,080,915	6,132,080
Accumulated deficit	(5,654,068)	(8,531,618)
Total members’ equity	29,839,966	20,613,581

Total liabilities and members’ equity	$98,157,514	$100,413,063

The accompanying notes are an integral part of these financial statements.

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CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

December 31, 2012 and 2011

	2012	2011

Net revenues	$140,526,549	$113,885,866

Cost of revenues	86,088,993	69,078,192

Gross profit	54,437,556	44,807,674

General and administrative expenses	41,884,217	37,288,897
Depreciation and amortization	5,077,546	7,390,075

Income from operations	7,475,793	128,702

Other income (expense):
Interest expense	(5,198,541)	(4,016,423)
Other	12,091	(42,381)
Total other expense, net	(5,186,450)	(4,058,804)

Income (loss) before income taxes	2,289,343	(3,930,102)

Income tax benefit	573,570	816,503

Net income (loss)	$2,862,913	$(3,113,599)

The accompanying notes are an integral part of these financial statements.

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CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

December 31, 2012 and 2011

	Preferred Units		Class A Common Units
					Additional
	Number	Amount	Number	Amount	Paid-in Capital	Accumulated Deficit	Total

Balance – December 31, 2010	414,950	$15,911,047	87,629	$-	$3,287,353	$(3,508,891)	$15,689,509

Net loss	-	-	-	-	-	(3,113,599)	(3,113,599)

Capital contributions	250	7,102,072	53	-	-	-	7,102,072

Members’ distributions	-	-	-	-	-	(1,909,128)	(1,909,128)

Incentive units expense	-	-	-	-	125,086	-	125,086

Waived fees	-	-	-	-	2,719,641	-	2,719,641

Balance - December 31, 2011	415,200	23,013,119	87,682	-	6,132,080	(8,531,618)	20,613,581

Net income	-	-	-	-	-	2,862,913	2,862,913

Capital contributions	-	5,400,000	-	-	-	-	5,400,000

Other	-	-	-	-	-	14,637	14,637

Incentive units expense	-	-	-	-	128,125	-	128,125

Waived fees	-	-	-	-	820,710	-	820,710

Balance - December 31, 2012	415,200	$28,413,119	87,682	$-	$7,080,915	$(5,654,068)	$29,839,966

The accompanying notes are an integral part of these financial statements.

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CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

December 31, 2012 and 2011

	2012	2011
Cash flows from operating activities:
Net income (loss)	$2,862,913	$(3,113,599)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization of property and equipment	1,416,256	925,033
Amortization of intangible assets	3,661,292	6,465,042
Amortization of deferred financing fees	805,506	401,350
Incentive units expense	128,125	125,086
Waived fees	820,710	1,881,904
Gain on reduction of contingent consideration and notes payable	(1,500,000)	-
Acquisition settlement loss	286,568	-
Deferred taxes	(1,004,628)	(1,377,925)
(Gain) loss on sale of assets	(19,578)	18,646
Effect of changes in operating assets and liabilities:
Accounts receivable	(218,353)	(6,171,133)
Inventories	31,334	402,567
Prepaid expenses and other current assets	(26,060)	(1,121,098)
Other assets	(577)	363,065
Accounts payable	(673,361)	(1,512,922)
Accrued expenses	(1,037,897)	1,844,865
Other liabilities	(119,966)	(50,484)
Net cash provided by (used in) operating activities	5,412,284	(919,603)

Cash flows from investing activities:
Proceeds from sale of property and equipment	65,081	28,500
Purchases of property and equipment	(1,075,621)	(1,451,671)
Acquisition of businesses, net of cash acquired	(4,336,377)	(34,344,158)
Decrease (increase) in restricted cash	2,836,557	(2,836,557)
Net cash used in investing activities	(2,510,360)	(38,603,886)

Cash flows from financing activities:
Proceeds from long-term debt	2,279,123	59,824,905
Contributions from members	5,400,000	7,102,072
Distributions to members	14,637	(1,909,128)
Repayment of long-term debt and capital lease obligations	(6,967,869)	(22,953,367)
Payments for deferred financing fees	(194,193)	(1,926,711)
Borrowings on line of credit	1,200,000	7,092,606
Payments on line of credit	(4,100,000)	(6,142,606)
Payments of contingent consideration	(1,280,000)	(1,265,445)
Net cash provided by (used in) financing activities	(3,648,302)	39,822,326

Net increase (decrease) in cash and cash equivalents	(746,378)	298,837
Cash and cash equivalents at beginning of year	825,001	526,164

Cash and cash equivalents at end of year	$78,623	$825,001

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$4,817,880	$3,477,590
Cash paid, net of refunds, during the year for income taxes	$851,354	$(182,316)

Supplemental disclosure of non-cash flow information:
Assets acquired through capital leases	$265,405	$113,074

The accompanying notes are an integral part of these financial statements.

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CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012 and 2011

NOTE A − SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.     Principles of Consolidation

The consolidated financial statements of CarePoint Partners Holdings, LLC (“CPPH”) include the accounts of CarePoint Management Co., Inc. (“CPMI”) and CarePoint Partners, LLC (“CPP”), as well as its subsidiaries, Parenteral Infusion Associates, LLC (dba Clinical I.V. Network) (“CIVN”), Family Focus Infusion, LLC (“FFI”), CarePoint Partners of WV, LLC (“CPP WV”), TheraPoint, LLC (“THPT”), Total Health Services, Inc. (“THS”), CarePoint Partners of Youngstown, LLC (“CPP YT”), Molorokalin, Inc. (“Molorokalin”), The Infusion Network of Louisiana, Inc. (“Infusion Network”),  CarePoint Partners of Louisiana, LLC (“CPP LA”), Infusion Care, LLC (“Infusion Care”), I.V. Associates, Inc. (dba IVA Lifetec) (“IVA”), CarePoint Partners of Tampa, LLC (“CPP Tampa”), Infusion Technologies, Inc. (“IT”), Premier Healthcare Solutions, LLC (“Premier”), Pinnacle Infusion Inc. (“Pinnacle Infusion”), and CarePoint Partners of Dallas, LLC (“CPP Dallas”) (collectively the “Company”).

All material intercompany balances and transactions have been eliminated in consolidation.

2.     Nature of Business

CarePoint Partners Holdings, LLC was formed for the purpose of holding CPMI, CPP, and its operating subsidiaries that provide pharmacy and related services for patients in need of home infusion therapy, specialty infusions and specialty injections.

3.     Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.     Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains cash in bank deposit accounts at a financial institution where the balances, at times, may exceed federally insured amounts. The Company has not experienced any losses in such accounts and the Company believes it is not exposed to any significant credit risk on cash.

5.     Restricted Cash

As of December 31, 2011, restricted cash represented cash and cash equivalents maintained in escrow and specifically designated for the settlement of the Company’s acquisition of Infusion Technologies, Inc. As of December 31, 2011, there was $2,836,557 classified as restricted cash on the balance sheet. During 2012, the settlement was resolved. As such, there is no restricted cash as of December 31, 2012.

6.     Concentration of Credit Risk

The following table represents the Company’s accounts receivable concentration by payor mix (as a percentage of total accounts receivable) as of December 31, 2012 and 2011. The Company has established reserves, by payor type, to reduce receivables to expected net realizable value as of the balance sheet date.

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CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE A − SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

6.     Concentration of Credit Risk (continued)

	2012	2011
Medicare	28%	29%
Medicaid	19%	18%
Third Party Insurance	51%	51%
Private Pay	2%	2%
	100%	100%

7.     Accounts Receivable

Accounts receivable are stated at their contractual outstanding balances, net of allowances for doubtful accounts. The Company maintains allowances to reflect the expected uncollectibility of accounts receivable based on past collection history and specific risks identified among uncollected accounts. The Company writes-off accounts receivable when they are deemed to be uncollectible.

Based upon this criterion, the Company has a recorded allowance for doubtful accounts of $2,541,412 and $2,397,975 at December 31, 2012 and 2011, respectively.

Additionally, contractual allowances are provided based on the estimated reimbursement to be received under the various provider contracts and Medicare or Medicaid programs. The Company has estimated contractual allowances of $400,356 and $1,079,732 as of December 31, 2012 and 2011, respectively.

8.     Inventories

Inventories primarily consist of medication and medical supplies used in the Company’s operations. The Company maintains inventory at lower of cost or market, with cost determined on the basis of the first-in, first-out method.  There are not any significant obsolescence reserves recorded since the Company has not historically experienced (nor does it expect to experience) significant levels of inventory obsolescence write-offs.

9.     Property and Equipment

The cost of major additions, renewals and betterments is capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the following estimated useful lives:

Furniture & fixtures	5-7 years
Equipment & software	3-7 years
Vehicles	5 years
Leasehold improvements	5-15 years

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CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE A − SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

9.     Property and Equipment (continued)

Leasehold improvements are amortized over the lesser of the term of the lease or the estimated useful life.

Upon disposal, the cost and related accumulated depreciation are removed and the resulting gain or loss is reflected in operating results.

The Company evaluates property and equipment for potential impairment when events or changes in circumstance indicate that property and equipment might be impaired. At December 31, 2012 and 2011 there was no indication that impairment existed, and the Company did not recognize any impairment charges in the consolidated statements of operations.

10.     Revenues

Revenue is recorded when healthcare services are performed. The Company records a contractual allowance against amounts billed to reduce revenues to their expected net realizable value based on historical experience.

11.     Goodwill

Goodwill represents the excess of costs over the fair value of the net assets acquired in a business combination. Goodwill is not subject to amortization but is required to be tested for impairment annually or more frequently if impairment indicators are present, in order to determine if the fair value of the business can support the amount of goodwill recorded. If an impairment test indicates the fair value cannot support the amount of goodwill recorded, the Company will be required to record a goodwill impairment charge. As a result, the value of the assets could be significantly reduced, which would increase operating expenses and reduce net income for the period in which the goodwill impairment charge occurs.

At December 31, 2012 and 2011, the dates of the annual impairment test, there was no indication that impairment existed, and the Company did not recognize any impairment charges in the consolidated statements of operations. The Company has one reporting unit for purposes of the annual goodwill impairment test.

12.     Intangibles

Intangible assets were recognized in conjunction with the acquisition of certain subsidiaries. The Company’s intangible assets include assets subject to amortization, including non-compete agreements, managed care contracts, and trade names.

The Company evaluates long-lived intangible assets subject to amortization for potential impairment when events or changes in circumstance indicate that long-lived assets might be impaired.

At December 31, 2012 and 2011 there was no indication that impairment existed, and the Company did not recognize any impairment charges in the consolidated statements of operations.

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CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE A − SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

13.     Income Taxes

The Company is organized as a Delaware limited liability company. However the Company maintains certain subsidiaries that are C-corporations subjected to federal and state income taxes.

As it relates to the Company’s C-corporations, income taxes have been computed using the asset and liability method under which deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities. Deferred taxes are measured using provisions of currently enacted tax laws. A valuation allowance against deferred tax assets is recorded when it is more likely than not that such assets will not be fully realized. Tax credits are accounted for as a reduction of income taxes in the year in which the credit originates.

The Company has adopted a method of review for the recognition, measurement, presentation and disclosure of uncertain tax positions, assuming full knowledge of all relevant facts by the applicable authorities. For uncertain tax positions, the Company’s policy is to recognize a liability for the tax effect of uncertain tax positions taken or expected to be taken in a tax return, including interest and penalties, as a component of the provision for income taxes. There were no uncertain tax positions as of December 31, 2012 and 2011.

14.     Fair Value Measurements

Fair value is the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date (that is, an exit price). The exit price is based on the amount that the holder of the asset or liability would receive or need to pay in an actual transaction (or in a hypothetical transaction if an actual transaction does not exist) at the measurement date.

Fair value is generally determined based on quoted market prices in active markets for identical assets or liabilities. If quoted market prices are not available, the Company uses valuation techniques that place greater reliance on observable inputs and less reliance on unobservable inputs. In measuring fair value, the Company may make adjustments for risks and uncertainties, if a market participant would include such an adjustment in its pricing.

15.     Fair Value of Financial Instruments

The carrying value of financial instruments such as cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to the nature of such instruments. The carrying value of long-term debt is a reasonable approximation of fair value due to the variable nature of such obligations.

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CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE A − SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

16.     Unit-based Compensation

The Company measures and recognizes compensation cost at fair value for all share-based payments, including incentive units.

The Company applies an option pricing valuation model in determining the fair value of incentive units, which are amortized on the straight-line basis over the requisite service period as a component of general and administrative expenses in the consolidated statements of operations.

17.     Reclassifications

Certain reclassifications have been made to the prior year amounts to conform to current year presentation.

18.     Subsequent Events

The Company evaluated subsequent events through April 15, 2013, the date the financial statements were available to be issued, and noted no material subsequent events, other than the items disclosed in Note O, had occurred through this date requiring revision to or additional disclosure in the financial statements.

NOTE B – GOODWILL AND INTANGIBLE ASSETS

In connection with its acquisitions, the Company identified and recorded various intangible assets. The following is a summary by major category of those amounts reported as intangible assets as of December 31:

	2012
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Life Remaining
Covenants not-to-compete	$5,970,900	$(3,390,360)	$2,580,540	3.5
Managed care contracts	36,351,443	(14,468,380)	21,883,063	5.4
Customer list	39,500	(4,154)	35,346	8.5
Tradenames	375,400	(118,829)	256,571	3.1
Total as of December 31, 2012	$42,737,243	$(17,981,723)	$24,755,520

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CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE B – GOODWILL AND INTANGIBLE ASSETS (continued)

	2011
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Life Remaining
Covenants not-to-compete	$5,859,900	$(2,532,265)	$3,327,635	4.4
Managed care contracts	34,401,743	(11,743,966)	22,657,777	3.3
Customer list	39,500	(3,950)	35,550	4.4
Tradenames	319,400	(40,217)	279,183	4.8
Total as of December 31, 2011	$40,620,543	$(14,320,398)	$26,300,145

During 2012, the Company determined that the estimated useful lives over which the managed care contracts are amortized, has changed. Previously, managed care contracts had useful lives assigned of five years. However, based upon the facts and circumstances, the Company estimated that 10 years more closely approximates the useful life of managed care contracts. As such, management made a prospective adjustment in 2012 to change the useful lives of all managed care contracts to 10 years. The effect of this change in estimate reduced amortization expense in 2012 by $4,026,531. There is no impact to prior years.

For the years ended December 31, 2012 and 2011, amortization expense relating to intangible assets amounted to $3,661,292 and $6,465,042, respectively. Expected annual amortization expense on these intangibles over the next five years is as follows:

2013	$3,671,142
2014	3,475,995
2015	3,398,185
2016	3,237,920
2017	3,146,720

The Company recorded goodwill as follows:

Balance at December 31, 2010	$10,628,541
Additions from 2011 acquisitions	23,767,213
Adjustments to purchase price for 2008 acquisition	71,103
Adjustments to purchase price for 2010 acquisition	40,030
Balance at December 31, 2011	34,506,887
Addition from 2012 acquisition	4,044,359
Adjustments to purchase price for 2011 acquisitions	20,831
Balance at December 31, 2012	$38,572,077

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CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE C – FAIR VALUE MEASUREMENTS

The Company currently records financial instruments at fair value. Accounting guidance establishes a fair value hierarchy that distinguishes between assumptions based on market data (observable inputs) and the Company’s assumptions (unobservable inputs). Determining where an asset or liability falls within that hierarchy depends on the lowest level input that is significant to the fair value measurement as a whole. An adjustment to the pricing method used within either level 1 or level 2 inputs could generate a fair value measurement that effectively falls in a lower level in the hierarchy. The hierarchy consists of three broad levels as follows:

Level 1 –  Quoted market prices in active markets for identical assets or liabilities

Level 2 –  Inputs other than level 1 inputs that are either directly or indirectly observable

Level 3 –	Unobservable inputs developed using the Company’s estimates and assumptions, which reflect those that market participants would use

The determination of where an asset or liability falls in the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures annually and based on various factors. It is possible that an asset or liability may be classified differently from year to year. The Company expects that changes in classifications between different levels will be rare.

Assets and liabilities measured at fair value during the years ended December 31, 2012 and 2011 are as follows:

Goodwill – Valued using the discounted cash flow method, guideline public company method, and guidance transaction method. Key assumptions include a) management forecasts, b) historical performance, c) industry outlook, and d) discount rate.

Contingent consideration – Valued using the discounted cash flow method. Key assumptions include a) management forecasts for EBITDA levels and b) applying probabilities to each variable. The cash flows for each period were discounted at rates commensurate with the risk for each discrete payout period. The credit risk was estimated by using the same premium that financial institutions generally charge the Company.

Assets acquired and liabilities assumed – Varying methods under the income approach were used to value the different assets acquired and liabilities assumed. These methods include the relief-from-royalty method, the with-versus-without method, and the excess earnings method.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value could result in a different estimate of fair value at the reporting date.

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CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE C – FAIR VALUE MEASUREMENTS (continued)

The following are the major categories of assets and liabilities measured at fair value on a recurring or nonrecurring basis as of and for the year ended December 31, 2012:

	Level 1	Level 2	Level 3	Total
Goodwill	$-	$-	$38,572,077	$38,572,077
Pinnacle assets acquired and liabilities assumed	-	-	1,526,571	1,526,571
Contingent consideration	-	-	97,500	97,500

The following are the major categories of assets and liabilities measured at fair value on a recurring or nonrecurring basis as of and for the year ended December 31, 2011:

	Level 1	Level 2	Level 3	Total
Goodwill	$-	$-	$34,506,887	$34,506,887
Contingent consideration	-	-	2,377,500	2,377,500
IT assets acquired and liabilities assumed	-	-	3,316,414	3,316,414
Premier assets acquired and liabilities assumed	-	-	1,520,271	1,520,271
Artex assets acquired and liabilities assumed	-	-	10,545,455	10,545,455
MSVC assets acquired and liabilities assumed	-	-	3,007,178	3,007,178
Pediatric Health Choice assets acquired and liabilities assumed	-	-	2,194,590	2,194,590

NOTE D – PROPERTY AND EQUIPMENT

Property, plant and equipment consist of the following at December 31, 2012 and 2011:

	2012	2011
Furniture & fixtures	$636,050	$567,906
Equipment & software	4,743,404	3,990,897
Leasehold improvements	1,102,828	859,351
Vehicles	910,984	633,739
	7,393,266	6,051,893
Less: accumulated depreciation and amortization	(3,132,125)	(1,730,441)
Total	$4,261,141	$4,321,452

Depreciation expense for the years ended December 31, 2012 and 2011 was $1,416,256 and $925,033, respectively.

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CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE E – NOTES PAYABLE

During 2012, the Company maintained a $68,000,000 senior credit facility with Madison Capital Funding that provides a term loan of $48,000,000, an acquisition line of $13,000,000 and a revolving line of credit of $7,000,000. Payments are due quarterly through June 2016.

During 2012 and 2011, the Company recognized $805,506 and $401,350, respectively, of amortization expense on deferred financing fees, which is included in interest expense on the consolidated statement of operations. At December 31, 2012 and 2011, net deferred financing fees of $1,751,964 and $2,363,098, respectively, are recorded in other assets on the consolidated balance sheet.

The notes payable to Madison Capital Funding are subject to various financial and non-financial covenants with which the Company must comply. The various notes payable are also collateralized by certain assets of the Company. The Company was in compliance with the financial covenants at December 31, 2012 and 2011. See Note O regarding a covenant violation that occurred during 2012.

At December 31, 2012 and 2011, the Company had a line of credit up to $7,000,000 for both years, with Madison Capital Funding. The line of credit charges interest ranging from 7.50% to 7.75%. At December 31, 2012, there was not a balance outstanding on the line of credit. At December 31, 2011, $2,900,000 was outstanding on the line of credit.

At December 31, 2011 there was a $320,000 letter of credit outstanding on this line of credit, which reduced the availability of the funds. During December 2012, the letter of credit was released. As such, at December 31, 2012 and 2011, respectively $7,000,000 and $3,780,000, were available on the line of credit at December 31, 2012 and 2011. The line of credit expires in June 2016, and accordingly the line of credit was recorded as noncurrent at December 31, 2011.

Long-term notes payable consists of the following at year-end:

	2012	2011
Note payable to former owner of acquired company as a result of business combination completed in 2010. The note bears interest at 6%. Payments of interest are due annually, with the principal due December 31, 2013. The principal of this note was reduced by $500,000 during 2012 in accordance with an EBITDA provision in the note. This was recorded as a non-cash in the 2012 statement of cash flows.	$2,000,000	$2,500,000

Note payable to former owner of acquired company as a result of a business combination completed in 2010. The note was amended in July 2012. Under the new terms the note bears interest at 8%. Payments of interest and principal are due in quarterly installments beginning July 2012 through April 2013.	875,000	1,750,000

17

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE E – NOTES PAYABLE (continued)

	2012	2011
Holdback payable to former owners of an acquired company as a result of a business combination in 2011. The holdback bears interest at a rate equal to the current rate for money market funds and was settled during 2012. See Note G.	$-	$980,431

Note payable to former owners of an acquired company as a result of a business combination in 2011. The note bears interest at 7.5%. Payments of interest are due quarterly with the principal due June 2015.	5,400,000	5,400,000

Note payable to former owners of acquired company as a result of business combinations completed in 2011. The note bears interest at 6%. Payments of interest are due quarterly and was settled during 2012. See Note G.	-	1,000,000

Note payable to Madison Capital Funding for acquisition line. Interest rates range from 7.25% to 7.50%. Principal payments are due in quarterly installments beginning September 2013 through June 2016.	6,226,818	4,520,228

Note payable to Madison Capital Funding for term loan. Interest rates range from 6.50% to 7.25%. Principal payments are due in quarterly installments through June 2016.	43,442,884	46,800,000

Note payable to former owner of an acquired company as a result of a business combination in 2011. The note bears interest at 6% with payments due quarterly. Principal payments are due August 2013.	260,000	1,060,000

Note payable to former owner of an acquired company as a result of a business combination in 2011. The note bears interest at 6% with payments due quarterly. The note was settled during 2012. See Note G.	-	200,000

Note payable to former owner of an acquired company as a result of a business combination in 2012. The note bears interest at 6%. Payments of interest are due quarterly, with the principal due June 2014.	1,200,000	-

18

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE E – NOTES PAYABLE (continued)

	2012	2011
Notes payable to Ford Motor Credit for the purchase of vehicles in 2012. Principal payments including imputed interest of 4% are due monthly through November 2015.	$239,724	$-
	59,644,426	64,210,659

Less current portion	(7,292,764)	(7,382,431)

Total long-term portion	$52,351,662	$56,828,228

Principal payment requirements on the above obligations subsequent to December 31, 2012 are as follows:

2013	$7,292,764
2014	6,930,869
2015	12,699,882
2016	32,720,911
Total	$59,644,426

NOTE F – LEASE OBLIGATIONS

1.     Capital Lease Obligations

The Company leases equipment under capital leases with cost and related accumulated amortization of $597,596 and $250,932, respectively, as of December 31, 2012 and $332,191 and $119,027, respectively, as of December 31, 2011. Amortization expense on leased assets is included in depreciation and amortization expense in the consolidated financial statements.

Minimum payments on capital leases are as follows:

2013	$166,118
2014	142,347
2015	63,894
2016	2,440
2017	870
Less amount representing interest	(43,382)
Present value of minimum lease payments	$332,287
Less current portion	(144,305)
Noncurrent portion	$187,982

19

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE F – LEASE OBLIGATIONS (continued)

2.     Operating Leases

The Company has various equipment, office and facility operating leases. Leases expire on various dates through December 2017. Rent expense for the years ended December 31, 2012 and 2011 totaled $2,361,388 and $2,082,202, respectively. As of December 31, 2012, aggregate future rental payments due under these operating leases are as follows:

2013	$2,012,856
2014	1,614,880
2015	965,703
2016	434,990
2017	139,615
Total	$5,168,044

NOTE G – ACQUISITIONS

During 2012 and 2011, the Company completed several acquisitions of companies whose operations are similar to those of the Company’s core operations and nature of business. These acquisitions were completed to expand into different geographies throughout the United States in order to gain market share in significant emerging healthcare markets.

The Company accounted for its various acquisitions using the acquisition method of accounting, and, accordingly, the results of the operations of the acquired companies have been included in the Company’s consolidated statements of operations as of the representative acquisition dates. The Company expenses transaction costs associated with acquisitions, and records contingent purchase consideration at fair value as of the date of the acquisition. In all cases, the Company became the 100% owner of each acquired entity.

Pinnacle Infusion, Inc.

On June 11, 2012, the Company acquired Pinnacle Infusion, Inc. The total purchase price allocated to Pinnacle Infusion, Inc. was $5,570,930, including a working capital settlement of $429,070. The Company paid cash of $4,370,930 at closing and executed a $1,200,000 note payable to the former owners. Pinnacle Infusion, Inc. provides various in-home therapies such as Antibiotic, TPN/Enteral therapy and IVIG.

20

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE G – ACQUISITIONS (continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed on June 11, 2012:

Cash	$55,384
Current assets	163,960
Property and equipment	60,422
Goodwill	4,044,359
Intangible assets	2,116,667
Assets acquired	6,440,792
Accrued liabilities	49,153
Deferred tax liabilities - noncurrent	820,709
Net assets acquired	$5,570,930

The above estimated fair values of the assets acquired and liabilities assumed for the acquisition occurring during the year-ended December 31, 2012 are preliminary and are based on the information that was available to estimate the fair value of the assets acquired and liabilities assumed. The Company believes that information provides a reasonable basis for estimating the fair values of the assets acquired and liabilities assumed, but Company is waiting for additional information necessary to finalize those fair values. Thus, the preliminary measurements of fair value set forth above are subject to change. The Company expects to finalize the valuations and complete the purchase price allocations in the near future, but no later than one year from the acquisition date.

Infusion Technologies, Inc.

On February 7, 2011, the Company acquired Infusion Technologies, Inc. (d/b/a Infusion Technologies). The total purchase price allocated to Infusion Technologies, Inc. was $7,682,900, including a working capital settlement of $267,099. The Company paid cash of $5,558,527 at closing, executed a holdback payable of $1,124,373 and executed a $1,000,000 note payable to the former owners. Infusion Technologies provides various in-home therapies such as antibiotic TPN/enternal therapy and IVIG.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed on February 7, 2011:

Cash	$255,483
Current assets	2,538,815
Deferred tax asset-current	376,174
Property and equipment	224,975
Goodwill	4,366,486
Intangible assets	2,881,000
Assets acquired	10,642,933
Deferred tax liability - noncurrent	(1,042,801)
Accrued liabilities	(1,917,232)
Net assets acquired	$7,682,900

21

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE G – ACQUISITIONS (continued)

During 2012, the Company entered into an agreement with the former owners of Infusion Technologies, Inc., to settle working capital and accounts receivable matters. Pursuant to the settlement, the note payable to former owners of $1,000,000 and holdback payable of $980,431 were cancelled, and a separate settlement payment of $1,450,000 was made to the former owners.

Premier Healthcare Solutions, LLC

On March 31, 2011, the Company acquired Premier Healthcare Solutions, LLC (d/b/a Premier Infusion). The total purchase price allocated to Premier Infusion was $2,418,213, including a working capital settlement of $150,071. The Company paid cash of $2,218,213 and executed a $200,000 note payable to the former owners. Premier Infusion provides various in-home therapies such as antibiotic TPN/enternal therapy and IVIG.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed on March 31, 2011:

Current assets	$1,260,962
Property and equipment	64,066
Goodwill	897,942
Intangible assets	881,000
Assets acquired	3,103,970
Accrued liabilities	(685,757)
Net assets acquired	$2,418,213

During 2012, the Company entered into an agreement with the former owners of Premier Healthcare to settle working capital and accounts receivable matters. Pursuant to the settlement, the note payable to former owners of $200,000 was cancelled, and a separate settlement payment of $9,000 was made to the former owners.

Artex Medical

On June 3, 2011, the Company acquired Artex Medical, Inc. (d/b/a Artex Medical). The total purchase price allocated to Artex Medical was $24,503,975, including a working capital settlement of $300,000. Artex Medical provides various in-home therapies such as antibiotic TPN/enternal therapy and IVIG. The Company paid cash of $18,103,975, and, as part of the purchase price, the Company recorded $1,000,000 in contingent purchase price consideration, measured at fair value, which is recorded in contingent consideration in the consolidated balance sheet as of December 31, 2011 and executed a $5,400,000 note payable to the former owners. The contingent consideration is considered non-cash during 2011 and 2012, and is reflected as such in the consolidated statements of cash flows.

22

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE G – ACQUISITIONS (continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed on June 3, 2011:

Cash	$131,153
Current assets	2,802,043
Property and equipment	512,801
Goodwill	13,958,520
Intangible assets	8,100,000
Assets acquired	25,504,517
Accrued liabilities	(1,000,542)
Net assets acquired	$24,503,975

The ArTex purchase agreement established annual EBITDA tests for each of the two years ending on the acquisition anniversary date. ArTex failed to achieve the first year EBITDA test. Based upon EBITDA performance through December 31, 2012, it was probable that ArTex would fail to achieve the second year EBITDA test. As a result, the recorded $1,000,000 in contingent purchase price consideration was written-off as of December 31, 2012, and was recorded in general and administrative expenses.

Mountain State Vital Care

On August 31, 2011, the Company acquired Mountain State Vital Care (d/b/a MSVC). The total purchase price allocated to Mountain State Vital Care was $5,496,033, including a working capital settlement of $194,822. The Company paid cash of $4,436,033 and executed a $1,060,000 note payable to the former owners. Mountain State Vital Care provides various in-home therapies such as antibiotic TPN/enternal therapy and IVIG.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed on August 31, 2011:

Cash	$1,973
Current assets	769,978
Property and equipment	220,056
Goodwill	2,488,855
Intangible assets	2,034,000
Assets acquired	5,514,862
Capital lease liability	(18,829)
Net assets acquired	$5,496,033

During 2012, the Company adjusted the purchase price allocation to finalize the fair values of acquired assets and assumed liabilities as additional information became available. Property and equipment was decreased by $13,761 and accrued liabilities were increased by $7,070. The offsetting adjustments of $20,831 were recorded as increases to goodwill.

23

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE G – ACQUISITIONS (continued)

Pediatric Health Choice

On December 21, 2011, the Company acquired Pediatric Health Choice (“PHC”). The total purchase price allocated to PHC was $4,250,000. The Company paid the entire purchase price in cash. PHC provides various in-home therapies such as antibiotic TPN/enternal therapy and IVIG. The goodwill acquired of $2,055,410 is tax deductible for tax purposes.

The following table summarizes the estimated fair values of the assets acquired on December 21, 2011:

Current assets	$200,000
Property and equipment	400,590
Goodwill	2,055,410
Intangible assets	1,594,000
Net assets acquired	$4,250,000

Related to the acquisitions, the Company recorded $836,633 and $1,834,633 at December 31, 2012 and 2011, respectively, in other current assets on the consolidated balance sheets for amounts which certain sellers have indemnified. The reduction of these indemnified amounts during 2012 resulted from the settlements reached, as described above, for Infusion Technologies, Inc. and Premier Healthcare Solutions, LLC.

NOTE H – INCOME TAXES

The Company recorded income tax expense (benefit) as follows for the years ended December 31:

	2012	2011
Current:
Federal	$296,255	$477,519
State	135,134	83,905
Deferred (benefit)	(1,004,959)	(1,377,927)
Total income tax benefit	$(573,570)	$(816,503)

CPPH is organized as a Limited Liability Company for federal tax purposes. Accordingly, the taxable income for CPPH for federal and state tax purposes is primarily attributed to and reported by its members. CPPH is liable for state and local income taxes in certain jurisdictions.

CPMI, THS, IT, Pinnacle, IVA, Infusion Care, Infusion Network, and Molorokalin will file corporate federal and state income tax returns for the year ended December 31, 2012. With respect to the aforementioned companies, the income tax expense (benefit) recorded is the result of a U.S. statutory federal income tax rate, influenced by certain significant permanent book-tax differences and the appropriate state income taxes where those entities are liable.

24

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE H – INCOME TAXES (continued)

The components of deferred tax assets and liabilities are as follows at December 31:

	2012	2011
Deferred tax assets:
Net operating loss carryforwards	$1,637,364	$927,262
Compensation accruals	122,413	325,647
Allowance for bad debt	606,179	308,214
Other	4,098	-
Total deferred tax assets	2,370,054	1,561,123
Deferred tax liabilities:
Depreciation and amortization	(2,384,356)	(1,759,344)
Total deferred tax liabilities	(2,384,356)	(1,759,344)
Net deferred tax liability	$(14,302)	$(198,221)

CPMI, THS, and IT have incurred federal net operating losses totaling $4,516,000 that will expire over a two year period beginning in 2031. CPMI, THS, and IT have also incurred state net operating losses totaling $3,958,000 that expire over a fifteen year period beginning in 2017. The Company’s management believes that there will be sufficient taxable income generated during the carryforward period to utilize all of these losses, therefore no valuation allowance is considered necessary.

The Company files income tax returns in U.S. Federal and various state jurisdictions. In the normal course of business, the Company is subject to examination by these tax authorities. With few exceptions, the Company is not subject to examination by federal or state tax authorities for tax years ending on or before December 31, 2009.

NOTE I – RELATED PARTY TRANSACTIONS

The Company paid fees for IT services of $68,788 and $235,451 for the years ended December 31, 2012 and 2011, respectively, to a company owned by a current shareholder.

On August 3, 2007, the Company entered into a professional services agreement with a private equity sponsor that holds a controlling interest in the Company. The professional service agreement provides for: 1) an advisory fee as compensation for financial, management and consulting services as provided to the Company, commencing upon August 23, 2007, and thereafter on an annual basis in advance on January 1 of each year until dissolution an initial amount of $350,000 (prorated for partial year) which increases each year to a maximum of $650,000 for each year after 2013; 2) an M&A fee as compensation for negotiation and consummation services as provided to the Company in conjunction with any acquisitions or dispositions entered after August 3, 2007, in an aggregate amount per transaction equal to 3% of the gross transaction value of such acquisitions or dispositions, payable at the closing of such transactions; and 3) a financing fee as compensation for negotiating, arranging or structuring services as provided to the Company in conjunction with any credit facilities or amendments to existing credit facilities, in an aggregate amount equal to 2% of the aggregate principal amount of such transactions, payable at the closing of such transactions.

25

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE I – RELATED PARTY TRANSACTIONS (continued)

The private equity sponsor can elect to be paid currently for its services or to waive payment of the fees. Waived fees are subject to payout of distributions of the Company and are entitled to a yield of 10% per annum until paid. The following is a summary of such fees through December 31, 2012:

	Advisory Fees	M & A Fees	Financing Fees
2012	$600,000	$260,710	$(40,000)
2011	550,000	1,625,136	544,505
2010	500,000	470,668	136,234
2009	450,000	348,228	130,000
2008	400,000	427,168	17,000

All fees under the professional services agreement have been waived. Accordingly, the advisory and M&A fees were expensed and the financing fees treated as debt issuance costs, and corresponding credits has been recorded as capital contributions. At December 31, the accumulated unpaid waived fees (excluding the 10% yield) totaled:

2012	$6,744,767
2011	5,924,057
2010	3,204,416
2009	2,097,514
2008	1,169,286

NOTE J – RETIREMENT PLAN

The Company sponsors a defined contribution plan that covers substantially all employees. Contributions are discretionary and based upon a percentage of qualifying wages. During 2012 and 2011, employer contributions were 50% of the first 6% of an employee’s contribution. Total employer contributions for the years ended December 31, 2012 and 2011 were $309,325 and $339,239, respectively.

NOTE K – COMMITMENTS AND CONTINGENCIES

At December 31, 2012 and 2011, the Company is subject to certain legal actions and regulatory investigations arising in the ordinary course of business. No such legal proceedings are, in the opinion of management, expected to have a material adverse effect on the consolidated financial position, results of operations or liquidity of the Company.

26

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE L – PREFERRED AND COMMON UNITS

The Company’s capital structure consists of preferred units and Class A common units. The Company is authorized to issue an unlimited number of preferred units and Class A common units. As of December 31, 2012, there were 415,200 preferred units and 87,682 Class A common units outstanding. Both classes of shares have no par values per share. Preferred unitholders receive a preferred yield equal to 10% per annum on a compounded basis. The cumulative preferred yield in arrears totaled $8,308,469 and $5,611,687 at December 31, 2012 and 2011, respectively. Class A common unitholders have no voting or dividend rights. Any distributions to unitholders are made in a priority whereby the preferred unitholders first receive any aggregate unreturned capital to date; and then a related party is to receive any aggregate unpaid waived professional service fees (Note I); 10% yield on the preferred units and waived professional fees; and then any remaining distribution is made to Class A unitholders and Class B, Class C, Class D and Class E incentive unitholders as specified in the Company’s Limited Liability Agreement dated August 23, 2007, as amended on December 31, 2010.

NOTE M – INCENTIVE UNITS

The Company has an equity award plan which provides for the issuance of the following classes of Incentive Units to key executives: 4,500 Class B Units, 3,500 Class C Units, 3,500 Class D Units and 3,500 Class E Units. The Incentive Units are units of partnership profits interest, as defined in the Executive Unit Grant Agreement (“Grant Agreement”) and the Company’s Limited Liability Agreement (“LLC Agreement”).

The key terms of the Incentive Units, as defined in both agreements, are as follows:

•	the Incentive Units are a profits interest in the Company
•	the Incentive Unit holders have the right to future distributions made to all unitholders which are made in a priority whereby the preferred unitholders first receive any aggregate unreturned capital to date; and then a related party is to receive any aggregate unpaid waived professional service fees; 10% yield on the preferred units and waived professional fees; and then any remaining distribution is made to Class A unitholders and Class B, Class C, Class D and Class E incentive unitholders as specified in the LLC Agreement.
•	vesting is as follows:
o	Class B Units – five year vesting schedule on anniversary of effective date
o	Class C Units – upon achievement of internal rate of return (“IRR”) target of 25.0%
o	Class D Units – upon achievement of internal rate of return (“IRR”) target of 30.0%
o	Class E Units – upon achievement of internal rate of return (“IRR”) target of 35.0%
•	the Incentive Units do not have a stated contractual term
•	the Incentive Units do not have voting rights
•	if the holder of any Incentive Units ceases to be employed by the Company, any unvested Incentive Units automatically terminate

27

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE M – INCENTIVE UNITS (continued)

•	The Company has a fair value repurchase option on any vested Incentive Units held by a Board Manager who is no longer serving on the Board that is exercisable within 180 days of the end of the Manager’s service
•	The Company has a fair value repurchase option on any vested B Units held by an employee who is no longer employed by the Company that is exercisable within 180 days of the end of the participant’s employment

The expected forfeiture rate is zero based on management’s past experience and expectations of future turnover. A summary of the status of the Company’s non-vested units as of December 31, 2012 and 2011 and changes during the years then ended, is presented below.

	Number	Weighted- Average Grant
	of units	Date Fair Value
Nonvested as of December 31, 2010	10,755	$51.24
Granted	750	81.04
Vested	(625)	59.41
Nonvested as of December 31, 2011	10,880	52.82
Vested	(737)	70.39
Nonvested as of December 31, 2012	10,143	$56.21

The fair value of the incentive units granted during 2011 (as no incentive units were granted during 2012) was estimated on the date of grant based on an option pricing valuation model assuming, among other things, the following:

Year ended December 31, 2011
Market price
- B Units	$146.58
- C Units	$75.50
- D Units	$50.97
- E Units	$32.37
Exercise price	$-
Risk-free interest rate	2.00%
Expected volatility	47.00%
Dividend yield	0%
Expected lives	5 years

The expected life represents the period of time the option for the Incentive Units are expected to be outstanding. The risk-free rate is based on the spot rates for U.S. Treasury strips with maturities similar to the Incentive Units. The expected volatility was determined using historical and implied volatility for a group of comparable public companies. The dividend yield was determined to be zero, as the Company has not paid a dividend since the inception of the Company and currently does not intend to pay dividends to unitholders.

28

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012 and 2011

NOTE M – INCENTIVE UNITS (continued)

As of December 31, 2012, there were 2,273 vested Class B units with a total fair value of $333,176. For the years ended December 31, 2012 and 2011, the Company recognized $128,125 and $125,086, respectively, in compensation expense related to the units granted. The Company expects to recognize an additional $304,478 in compensation expense over 3 years, the remaining weighted average vesting period of the units.

NOTE N – LOUISIANA LONG -TERM INCENTIVE UNITS

As part of the acquisition of The Infusion Network of Louisiana, Inc., the Company established a Long Term Incentive Agreement for three key managers who were responsible for operating the locations acquired.  This incentive is based upon targeted EBITDA goals over a five year period beginning in 2009 that determines incremental value generated by these locations over time with a portion of the bonus vested based upon EBITDA performance each year.

Based upon achievement of all annual EBITDA goals, approximately $2.4 million of incentives would be paid to participants.  Estimated incentives for participants for the years ended December 31, 2012 and 2011 totaled $483,000 in both years.  Payment of this incentive is contingent upon the sale of the Company.  As a result, no financial impact related to this incentive plan is reflected in the Company’s financial statements.

NOTE O – SUBSEQUENT EVENTS

As of December 31, 2012, the Company was not in compliance with bank covenants as specified in its Amended and Restated Credit Agreement with its banks. In January 2013, the Company obtained a Waiver and Fourth Amendment to the Amended and Restated Credit Agreement (“Credit Agreement”) which resolved the non-compliance. The Company subsequently submitted covenant compliance calculations to its banks which supported compliance with the Credit Agreement.

29

Condensed Consolidated Financial Statements

CarePoint Partners Holdings, LLC and Subsidiaries

June 30, 2013 and 2012

2

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2013 and 2012

(Unaudited)

	June 30, 2013	June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$298,064	$826,314
Restricted cash	-	1,981,188
Accounts receivable, net	28,408,823	23,799,776
Inventories	2,354,102	2,213,159
Income taxes receivable	194,495	57,489
Deferred income taxes	710,291	615,586
Prepaids and other current assets	1,736,250	2,610,613
Total current assets	33,702,025	32,104,125

Property and equipment, net	3,830,306	4,427,170

Goodwill	38,572,077	38,564,720
Intangible assets, net	22,861,340	26,646,740
Other assets	1,698,880	2,133,379

Total assets	$100,664,628	$103,876,134

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable	$7,050,647	$3,798,853
Accrued expenses	3,182,239	3,594,041
Long-term debt - current	8,383,847	8,062,778
Capital lease obligations - current	226,892	61,041
Contingent consideration - current	97,500	245,000
Other liabilities	-	-
Total current liabilities	18,941,125	15,761,713

Long-term debt	48,689,280	57,482,280
Line of credit	1,350,000	3,600,000
Contingent consideration	-	532,500
Capital lease obligations	264,793	65,897
Deferred income taxes	108,062	871,686
Total liabilities	69,353,260	78,314,076

Members’ equity:
Preferred units	28,413,119	28,413,119
Class A common units	-	-
Additional paid-in capital	7,469,982	6,695,498
Accumulated deficit	(4,571,733)	(9,546,559)
Total members’ equity	31,311,368	25,562,058
Total liabilities and members’ equity	$100,664,628	$103,876,134

The accompanying notes are an integral part of these financial statements.

3

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

June 30, 2013 and 2012

(Unaudited)

	June 30, 2013	June 30, 2012

Net revenues	$77,466,435	$65,924,561

Cost of revenues	48,357,984	40,966,999

Gross profit	29,108,451	24,957,562

General and administrative expenses	21,912,820	21,619,427
Depreciation and amortization	2,680,448	2,443,785

Income from operations	4,515,183	894,350

Other income (expense):
Interest expense	(2,402,583)	(2,564,745)
Other	(153,991)	59,365
Total other expense, net	(2,556,574)	(2,505,380)

Income (loss) before income taxes	1,958,609	(1,611,030)

Income tax benefit	215,158	608,131

Net income (loss)	$2,173,767	$(1,002,899)

The accompanying notes are an integral part of these financial statements.

4

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

June 30, 2013 and 2012

(Unaudited)

	Preferred Units		Class A Common Units
					Additional
	Number	Amount	Number	Amount	Paid-in Capital	Accumulated Deficit	Total
Balance - December 31, 2011	415,200	$23,013,119	87,682	$-	$6,132,080	$(8,531,618)	$20,613,581

Net loss	-	-	-	-	-	(1,002,899)	(1,002,899)

Capital contributions	-	5,400,000	-	-	-	-	5,400,000

Members’ distributions	-	-	-	-	-	(12,042)	(12,042)

Incentive units expense	-	-	-	-	42,708	-	42,708

Waived fees	-	-	-	-	520,710	-	520,710

Balance - June 30, 2012	415,200	$28,413,119	87,682	$-	$6,695,498	$(9,546,559)	$25,562,058

Balance - December 31, 2012	415,200	$28,413,119	87,682	$-	$7,080,915	$(5,654,068)	$29,839,966

Net income	-	-	-	-	-	2,173,767	2,173,767

Members’ distributions	-	-	-	-	-	(1,091,432)	(1,091,432)

Incentive units expense	-	-	-	-	64,063	-	64,063

Waived fees	-	-	-	-	325,004	-	325,004

Balance - June 30, 2013	415,200	$28,413,119	87,682	$-	$7,469,982	$(4,571,733)	$31,311,368

The accompanying notes are an integral part of these financial statements.

5

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

June 30, 2013 and 2012

(Unaudited)

	June 30, 2013	June 30, 2012
Cash flows from operating activities:
Net income (loss)	$2,173,767	$(1,002,899)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	786,262	673,382
Amortization of intangible assets	1,894,180	1,770,072
Amortization of deferred financing fees	249,887	202,475
Incentive units expense	64,063	42,708
Waived fees	325,004	520,710
Gain on reduction of contingent consideration paid	-	(480,000)
Acquisition settlement gain	-	(225,000)
Deferred taxes	(616,531)	(762,830)
(Gain) loss on sale of assets	153,414	(3,557)
Effect of changes in operating assets and liabilities:
Accounts receivable	(4,683,286)	(292,592)
Inventories	108,560	280,837
Prepaid expenses and other current assets	(299,827)	(65,244)
Other assets	(10,421)	332,528
Accounts payable	2,420,955	(1,504,200)
Accrued expenses	315,588	(310,507)
Other liabilities	-	(119,966)
Net cash provided by (used in) operating activities	2,881,615	(944,083)

Cash flows from investing activities:
Proceeds from sale of property and equipment	38,146	5,765
Purchases of property and equipment	(546,987)	(720,886)
Acquisition of businesses, net of cash acquired	-	(4,329,020)
Decrease in restricted cash	-	855,369
Net cash used in investing activities	(508,841)	(4,188,772)

Cash flows from financing activities:
Proceeds from long-term debt	257,439	2,174,521
Contributions from members	-	5,400,000
Distributions to members	(1,091,432)	(12,042)
Repayment of long-term debt and capital lease obligations	(2,669,340)	(1,889,011)
Payments for deferred financing fees	-	(119,300)
Borrowings on line of credit	4,300,000	1,200,000
Payments on line of credit	(2,950,000)	(500,000)
Payments of contingent consideration	-	(1,120,000)
Net cash provided by (used in) financing activities	(2,153,333)	5,134,168

Net increase in cash and cash equivalents	219,441	1,313
Cash and cash equivalents at beginning of period	78,623	825,001
Cash and cash equivalents at end of period	$298,064	$826,314

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,151,941	$2,044,236
Cash paid, net of refunds, during the period for income taxes	$503,978	$707,040

Supplemental disclosure of non-cash flow information:
Assets acquired through capital leases	$257,441	$24,613

The accompanying notes are an integral part of these financial statements.

6

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2013 and 2012

(Unaudited)

NOTE A − SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.     Basis of Presentation

These condensed consolidated financial statements have been prepared for the six month periods ended June 30, 2013 and 2012. Certain footnote disclosures normally included in the financial statements and prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted.

The condensed consolidated financial statements of CarePoint Partners Holdings, LLC (“CPPH”) include the accounts of CarePoint Management Co., Inc. (“CPMI”) and CarePoint Partners, LLC (“CPP”), as well as its subsidiaries, Parenteral Infusion Associates, LLC (dba Clinical I.V. Network) (“CIVN”), Family Focus Infusion, LLC (“FFI”), CarePoint Partners of WV, LLC (“CPP WV”), TheraPoint, LLC (“THPT”), Total Health Services, Inc. (“THS”), CarePoint Partners of Youngstown, LLC (“CPP YT”), Molorokalin, Inc. (“Molorokalin”), The Infusion Network of Louisiana, Inc. (“Infusion Network”),  CarePoint Partners of Louisiana, LLC (“CPP LA”), Infusion Care, LLC (“Infusion Care”), I.V. Associates, Inc. (dba IVA Lifetec) (“IVA”), CarePoint Partners of Tampa, LLC (“CPP Tampa”), Infusion Technologies, Inc. (“IT”), Premier Healthcare Solutions, LLC (“Premier”), Pinnacle Infusion Inc. (“Pinnacle Infusion”), and CarePoint Partners of Dallas, LLC (“CPP Dallas”) (collectively the “Company”).

All material intercompany balances and transactions have been eliminated in consolidation.

2.     Nature of Business

CarePoint Partners Holdings, LLC was formed for the purpose of holding CPMI, CPP, and its operating subsidiaries that provide pharmacy and related services for patients in need of home infusion therapy, specialty infusions and specialty injections.

3.     Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.     Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains cash in bank deposit accounts at a financial institution where the balances, at times, may exceed federally insured amounts. The Company has not experienced any losses in such accounts and the Company believes it is not exposed to any significant credit risk on cash.

7

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2013 and 2012

(Unaudited)

NOTE A − SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

5.     Restricted Cash

As of June 30, 2012, restricted cash represented cash and cash equivalents maintained in escrow and specifically designated for the settlement of the Company’s acquisition of Infusion Technologies, Inc. As of June 30, 2012, there was $1,981,188 classified as restricted cash on the balance sheet.

6.     Concentration of Credit Risk

The following table represents the Company’s accounts receivable concentration by payor mix (as a percentage of total accounts receivable) as of June 30, 2013 and 2012. The Company has established reserves, by payor type, to reduce receivables to expected net realizable value as of the balance sheet date.

	June 30
	2013	2012
Medicare	29%	29%
Medicaid	19%	18%
Third Party Insurance	50%	51%
Private Pay	2%	2%
	100%	100%

7.     Accounts Receivable

Accounts receivable are stated at their contractual outstanding balances, net of allowances for doubtful accounts. The Company maintains allowances to reflect the expected uncollectibility of accounts receivable based on past collection history and specific risks identified among uncollected accounts. The Company writes-off accounts receivable when they are deemed to be uncollectible.

Based upon this criterion, the Company has a recorded allowance for doubtful accounts of $2,154,718 and $1,716,856 at June 30, 2013 and 2012, respectively.

Additionally, contractual allowances are provided based on the estimated reimbursement to be received under the various provider contracts and Medicare or Medicaid programs. The Company has estimated contractual allowances of $210,433 and $314,999 as of June 30, 2013 and 2012, respectively.

8.     Inventories

Inventories primarily consist of medication and medical supplies used in the Company’s operations. The Company maintains inventory at lower of cost or market, with cost determined on the basis of the first-in, first-out method.  There are not any significant obsolescence reserves recorded since the Company has not historically experienced (nor does it expect to experience) significant levels of inventory obsolescence write-offs.

8

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2013 and 2012

(Unaudited)

NOTE A − SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

9.     Property and Equipment

The cost of major additions, renewals and betterments is capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the following estimated useful lives:

Furniture & fixtures	5-7 years
Equipment & software	3-7 years
Vehicles	5 years
Leasehold improvements	5-15 years

Leasehold improvements are amortized over the lesser of the term of the lease or the estimated useful life.

Upon disposal, the cost and related accumulated depreciation are removed and the resulting gain or loss is reflected in operating results.

The Company evaluates property and equipment for potential impairment when events or changes in circumstance indicate that property and equipment might be impaired. At June 30, 2013 and 2012, there was no indication that impairment existed, and the Company did not recognize any impairment charges in the condensed consolidated statements of operations.

10.     Revenues

Revenue is recorded when healthcare services are performed. The Company records a contractual allowance against amounts billed to reduce revenues to their expected net realizable value based on historical experience.

11.     Goodwill

Goodwill represents the excess of costs over the fair value of the net assets acquired in a business combination. Goodwill is not subject to amortization but is required to be tested for impairment annually or more frequently if impairment indicators are present, in order to determine if the fair value of the business can support the amount of goodwill recorded. If an impairment test indicates the fair value cannot support the amount of goodwill recorded, the Company will be required to record a goodwill impairment charge. As a result, the value of the assets could be significantly reduced, which would increase operating expenses and reduce net income for the period in which the goodwill impairment charge occurs.

12.     Intangibles

Intangible assets were recognized in conjunction with the acquisition of certain subsidiaries. The Company’s intangible assets include assets subject to amortization, including non-compete agreements, managed care contracts, and trade names.

9

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2013 and 2012

(Unaudited)

NOTE A − SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

12.     Intangibles (continued)

The Company evaluates long-lived intangible assets subject to amortization for potential impairment when events or changes in circumstance indicate that long-lived assets might be impaired.

13.     Income Taxes

The Company is organized as a Delaware limited liability company. However the Company maintains certain subsidiaries that are C-corporations subjected to federal and state income taxes.

As it relates to the Company’s C-corporations, income taxes have been computed using the asset and liability method under which deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities. Deferred taxes are measured using provisions of currently enacted tax laws. A valuation allowance against deferred tax assets is recorded when it is more likely than not that such assets will not be fully realized. Tax credits are accounted for as a reduction of income taxes in the year in which the credit originates.

The Company has adopted a method of review for the recognition, measurement, presentation and disclosure of uncertain tax positions, assuming full knowledge of all relevant facts by the applicable authorities. For uncertain tax positions, the Company’s policy is to recognize a liability for the tax effect of uncertain tax positions taken or expected to be taken in a tax return, including interest and penalties, as a component of the provision for income taxes. There was no material change in the amount of unrecognized tax benefits, as of June 30, 2013 and 2012.

14.     Fair Value Measurements

Fair value is the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date (that is, an exit price). The exit price is based on the amount that the holder of the asset or liability would receive or need to pay in an actual transaction (or in a hypothetical transaction if an actual transaction does not exist) at the measurement date.

Fair value is generally determined based on quoted market prices in active markets for identical assets or liabilities. If quoted market prices are not available, the Company uses valuation techniques that place greater reliance on observable inputs and less reliance on unobservable inputs. In measuring fair value, the Company may make adjustments for risks and uncertainties, if a market participant would include such an adjustment in its pricing.

15.     Fair Value of Financial Instruments

The carrying value of financial instruments such as cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to the nature of such instruments. The carrying value of long-term debt is a reasonable approximation of fair value due to the variable nature of such obligations.

10

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2013 and 2012

(Unaudited)

NOTE A − SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

16.     Subsequent Events

The Company evaluated subsequent events through November 8, 2013, the date the financial statements were available to be issued, and noted no material subsequent events, other than the items disclosed in Note O, had occurred through this date requiring revision to or additional disclosure in the financial statements.

17.     Unit-based Compensation

The Company measures and recognizes compensation cost at fair value for all share-based payments, including incentive units.

The Company applies an option pricing valuation model in determining the fair value of incentive units, which are amortized on the straight-line basis over the requisite service period as a component of general and administrative expenses in the condensed consolidated statements of operations.

NOTE B – GOODWILL AND INTANGIBLE ASSETS

In connection with its acquisitions, the Company identified and recorded various intangible assets. The following is a summary by major category of those amounts reported as intangible assets as of June 30:

	2013
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Years Remaining
Covenants not-to-compete	$5,970,900	$(3,824,756)	$2,146,144	3.0
Managed care contracts	36,351,443	(15,879,964)	20,471,479	7.4
Customer list	39,500	(6,133)	33,367	8.0
Tradenames	375,400	(165,050)	210,350	2.6

Total as of June 30, 2013	$42,737,243	$(19,875,903)	$22,861,340

	2012
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Years Remaining
Covenants not-to-compete	$5,970,900	$(2,955,762)	$3,015,138	4.0
Managed care contracts	36,351,443	(13,058,183)	23,293,260	8.4
Customer list	39,500	(3,950)	35,550	9.0
Tradenames	375,400	(72,608)	302,792	3.6

Total as of June 30, 2012	$42,737,243	$(16,090,503)	$26,646,740

11

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2013 and 2012

(Unaudited)

NOTE B – GOODWILL AND INTANGIBLE ASSETS (continued)

For the six month periods ended June 30, 2013 and 2012, amortization expense relating to intangible assets amounted to $1,894,180 and $1,770,072, respectively. Expected annual amortization expense on these intangibles over the next five years is as follows:

July 1, 2013 – June 30, 2014	$3,532,834
July 1, 2014 – June 30, 2015	3,430,212
July 1, 2015 – June 30, 2016	3,340,486
July 1, 2016 – June 30, 2017	3,173,710
July 1, 2017 – June 30, 2018	2,945,469

The Company recorded goodwill as follows:

Balance at December 31, 2011	$34,506,887
Additions from 2012 acquisitions	4,044,359
Adjustments to 2011 purchase price allocations	13,474
Balance at June 30, 2012	$38,564,720

NOTE C – FAIR VALUE MEASUREMENTS

The Company currently records financial instruments at fair value. Accounting guidance establishes a fair value hierarchy that distinguishes between assumptions based on market data (observable inputs) and the Company’s assumptions (unobservable inputs). Determining where an asset or liability falls within that hierarchy depends on the lowest level input that is significant to the fair value measurement as a whole. An adjustment to the pricing method used within either level 1 or level 2 inputs could generate a fair value measurement that effectively falls in a lower level in the hierarchy. The hierarchy consists of three broad levels as follows:

Level 1 –  Quoted market prices in active markets for identical assets or liabilities

Level 2 –  Inputs other than level 1 inputs that are either directly or indirectly observable

Level 3 –	Unobservable inputs developed using the Company’s estimates and assumptions, which reflect those that market participants would use

The determination of where an asset or liability falls in the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures annually and based on various factors. It is possible that an asset or liability may be classified differently from year to year. The Company expects that changes in classifications between different levels will be rare. A fair value analysis was not performed as June 30, 2013 and 2012, but no events were identified during these periods that would indicate a change was required from the year-end valuations.

12

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2013 and 2012

(Unaudited)

NOTE C – FAIR VALUE MEASUREMENTS (continued)

Assets and liabilities measured at fair value during the six month periods ended June 30, 2013 and 2012, are as follows:

Contingent consideration – Valued using the discounted cash flow method. Key assumptions include a) management forecasts for EBITDA levels and b) applying probabilities to each variable. The cash flows for each period were discounted at rates commensurate with the risk for each discrete payout period. The credit risk was estimated by using the same premium that financial institutions generally charge the Company.

Assets acquired and liabilities assumed – Varying methods under the income approach were used to value the different assets acquired and liabilities assumed. These methods include the relief-from-royalty method, the with-versus-without method, and the excess earnings method.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value could result in a different estimate of fair value at the reporting date.

NOTE D – PROPERTY AND EQUIPMENT

Property, plant and equipment consist of the following at June 30, 2013 and 2012:

	2013	2012
Furniture & fixtures	$672,208	$629,916
Equipment & software	4,883,496	4,306,246
Leasehold improvements	1,214,260	1,102,384
Vehicles	812,023	790,959
	7,581,987	6,829,505
Less: accumulated depreciation and amortization	(3,751,681)	(2,402,335)
Total	$3,830,306	$4,427,170

Depreciation expense for the six month periods ended June 30, 2013 and 2012 was $786,262 and $673,382, respectively.

13

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2013 and 2012

(Unaudited)

NOTE E – NOTES PAYABLE

During 2013, the Company maintained a $68,000,000 senior credit facility with Madison Capital Funding that provides a term loan of $48,000,000, an acquisition line of $13,000,000 and a revolving line of credit of $7,000,000. Payments are due quarterly through June 2016.

For the six month periods ended June 30, 2013 and 2012, the Company recognized $249,887 and $202,475, respectively, of amortization expense on deferred financing fees, which is included in interest expense on the condensed consolidated statement of operations. At June 30, 2013 and 2012, net deferred financing fees of $1,502,077 and $1,946,869, respectively, are recorded in other assets on the condensed consolidated balance sheet.

The notes payable to Madison Capital Funding are subject to various financial and non-financial covenants with which the Company must comply. The various notes payable are also collateralized by certain assets of the Company. The Company was in compliance with the financial covenants at June 30, 2013.

The line of credit charged interest ranging from 7.50% to 7.75%. At June 30, 2013 and 2012, $1,350,000 and $3,600,000, respectively, was outstanding on the line of credit.

At June 30, 2012 there was a $320,000 letter of credit outstanding on this line of credit, which reduced the availability of the line of credit. During December 2012, the letter of credit was released. As such, $5,650,000 and $3,080,000, respectively, were available on the line of credit at June 30, 2013 and 2012. The line of credit expires in June 2016.

	June 30, 2013	June 30, 2012
Long-term notes payable consists of the following at the six months ended:

Note payable to former owner of acquired company as a result of business combination completed in 2010. The notes bear interest at 6%. Payments of interest are due annually, with the principal due December 31, 2013. The principal of this note was reduced by $500,000 at December 31, 2012 in accordance with an EBITDA provision in the note.	$2,000,000	$2,500,000

Note payable to former owner of acquired company as a result of a business combination completed in 2010. The note was amended in July 2012. Under the new terms the note bears interest at 8%. Payments of interest and principal are due in quarterly installments beginning July 2012 through April 2013.	-	1,750,000

14

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2013 and 2012

(Unaudited)

NOTE E – NOTES PAYABLE (continued)

	June 30, 2013	June 30, 2012
Holdback payable to former owners of an acquired company as a result of a business combination in 2011. The holdback bared interest at a rate equal to the current rate for money market funds, and was settled during 2012	$-	$980,432

Note payable to former owners of an acquired company as a result of a business combination in 2011. The note bears interest at 7.5%. Payments of interest due quarterly, with the principal due June 2015.	5,400,000	5,400,000

Note payable to former owners of acquired company as a result of business combinations completed in 2011. The note bared interest at 6%. Payments of interest were due quarterly and was settled during 2012.	-	1,000,000

Note payable to Madison Capital Funding for acquisition line. Interest rates range from 7.00% to 7.75%. Principal payments are due in quarterly installments beginning September 2013 through June 2016.	5,933,408	6,520,228

Note payable to Madison Capital Funding for term loan. Interest rates range from 6.75% to 7.00%. Principal payments due in quarterly installments through June 2016.	42,085,768	44,800,000

Note payable to former owner of an acquired company as a result of a business combination in 2011. The note bears interest at 6% with payments due quarterly. Principal payments are due December 2012 and August 2013.	260,000	1,060,000

Note payable to former owner of an acquired company as a result of a business combination in 2011. The note beared interest at 6% with payments due quarterly. The note was cancelled in 2012 per settlement agreement.	-	200,000

Note payable to former owners of an acquired company as a result of a business combination in 2012. The note bears interest at 6%. Payments of interest are due quarterly, with the principal due June 2014.	1,200,000	1,200,000

15

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2013 and 2012

(Unaudited)

NOTE E – NOTES PAYABLE (continued)

	June 30, 2013	June 30, 2012
Notes payable to Ford Motor Credit for the purchase of vehicles in 2012. Principal payments including imputed interest of 4% are due monthly through November 2015.	$193,952	$134,398
	57,073,127	65,545,058
Less current portion	(8,383,847)	(8,062,778)
Total long-term portion	$48,689,280	$57,482,280

Principal payment requirements on the above obligations subsequent to June 30, 2013 are as follows:

July 1, 2013 - June 30, 2014	$8,383,847
July 1, 2014 - June 30, 2015	11,936,251
July 1, 2015 - June 30, 2016	36,753,029
Total	$57,073,127

Per Note O, in conjunction with the closing of the sale of the Company to BioScrip, Inc. (“BioScrip”) on August 23, 2013, the Company paid in full all outstanding debt obligations and related accumulated interest.

NOTE F – LEASE OBLIGATIONS

1.     Capital Lease Obligations

The Company leases equipment under capital leases with cost and related accumulated amortization of $849,509 and $373,820, respectively, as of June 30, 2013 and $322,038 and $177,096, respectively, as of June 30, 2012. Amortization expense on leased assets is included in depreciation and amortization expense in the condensed consolidated financial statements.

Minimum payments on capital leases are as follows:

July 1, 2013 – June 30, 2014	$264,992
July 1, 2014 – June 30, 2015	225,016
July 1, 2015 – June 30, 2016	75,305
July 1, 2016 – June 30, 2017	1,740
Less amount representing interest	(75,368)
Present value of minimum lease payments	491,685
Less current portion	(226,892)
Noncurrent portion	$264,793

As reported in Note O, in conjunction with the closing of the sale of the Company to BioScrip on August 23, 2013, the Company paid in full all outstanding capital lease obligations except the pump leases with Integrated Medical Systems Inc., which had an outstanding obligation of $379,059 as of June 30, 2013.

16

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2013 and 2012

(Unaudited)

NOTE F – LEASE OBLIGATIONS (continued)

2. Operating Leases

The Company has various equipment, office and facility operating leases. Leases expire on various dates through December 2017. Rent expense for the six month periods ended June 30, 2013 and 2012 totaled $1,231,193 and $1,137,109, respectively. As of June 30, 2013, aggregate future rental payments due under these operating leases are as follows:

July 1, 2013 – June 30, 2014	$2,094,234
July 1, 2014 – June 30, 2015	1,370,571
July 1, 2015 – June 30, 2016	781,446
July 1, 2016 – June 30, 2017	265,351
July 1, 2017 – June 30, 2018	45,548
Total	$4,557,150

NOTE G – ACQUISITIONS

On June 11, 2012, the Company completed an acquisition of Pinnacle Infusion, Inc. whose operations are similar to those of the Company’s core operations and nature of business. This acquisition was completed to expand into a different geography in order to gain market share in a significant emerging healthcare market.

The Company accounted for its acquisition using the acquisition method of accounting, and, accordingly, the results of the operations of the acquired company has been included in the Company’s condensed consolidated statements of operations as of the representative acquisition date. The Company expenses transaction costs associated with acquisitions. The Company became the 100% owner of the acquired entity.

The total purchase price allocated to Pinnacle Infusion, Inc. was $5,570,930, including a working capital settlement of $429,070. The Company paid cash of $4,370,930 at closing and executed a $1,200,000 note payable to the former owners. Pinnacle Infusion, Inc. provides various in-home therapies such as Antibiotic, TPN/Enteral therapy and IVIG.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed on June 11, 2012:

Cash	$55,384
Current assets	163,960
Property and equipment	60,422
Goodwill	4,044,359
Intangible assets	2,116,667
Assets acquired	6,440,792
Deferred tax liability - noncurrent	820,709
Accrued liabilities	49,153
Net assets acquired	$5,570,930

17

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2013 and 2012

(Unaudited)

NOTE G – ACQUISITIONS (continued)

During 2012, the Company entered into an agreement with the former owners of Pinnacle Infusion, Inc., to settle working capital and accounts receivable matters. Pursuant to the agreement, a net settlement payment of $145,664 was made to the former owners.

NOTE H – INCOME TAXES

CPPH is organized as a Limited Liability Company for federal tax purposes. Accordingly, the taxable income for CPPH for federal and state tax purposes is primarily attributed to and reported by its members. CPPH is liable for state and local income taxes in certain jurisdictions.

CPMI, THS, IT, Pinnacle, IVA, Infusion Care, Infusion Network, and Molorokalin are subject to corporate federal and state income tax. With respect to the aforementioned Companies, the income tax benefits recorded are the result of a U.S. statutory federal income tax rate, influenced by certain significant permanent book-tax differences and the appropriate state income taxes where those entities are liable.

During the six months ended June 30, 2013, the Company recorded income tax benefit of $215,158, or a negative 11.0% effective tax rate, on a pre-tax income of $1,958,609. During the six months ended June 30, 2012, the Company recorded income tax benefit of $608,131, or a 37.7% effective tax rate, on a pre-tax loss of $1,958,609. The effective tax rate in each period differs from the U.S. federal statutory rate principally because the income of CPPH is not subject federal income tax and for state income taxes.

NOTE I – RELATED PARTY TRANSACTIONS

The Company paid fees for information technology services of $25,196 and $28,460 for the six month periods ended June 30, 2013 and 2012, respectively, to a company owned by a current shareholder.

On August 3, 2007, the Company entered into a professional services agreement with a private equity sponsor that holds a controlling interest in the Company. The professional service agreement provides for: 1) an advisory fee as compensation for financial, management and consulting services as provided to the Company, commencing on August 23, 2007, and thereafter on an annual basis in advance on January 1 of each year until dissolution an initial amount of $350,000 (prorated for partial year) which increases each year to a maximum of $650,000 for each year after 2013; 2) an M&A fee as compensation for negotiation and consummation services as provided to the Company in conjunction with any acquisitions or dispositions entered after August 3, 2007, in an aggregate amount per transaction equal to 3% of the gross transaction value of such acquisitions or dispositions, payable at the closing of such transactions; and 3) a financing fee as compensation for negotiating, arranging or structuring services as provided to the Company in conjunction with any credit facilities or amendments to existing credit facilities, in an aggregate amount equal to 2% of the aggregate principal amount of such transactions, payable at the closing of such transactions.

18

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2013 and 2012

(Unaudited)

NOTE I – RELATED PARTY TRANSACTIONS (continued)

The private equity sponsor can elect to be paid currently for its services or to waive payment of the fees. Waived fees are subject to payout of distributions of the Company and are entitled to a yield of 10% per annum until paid. The following is a summary of such fees through June 30, 2013:

	Advisory Fees	M & A Fees	Financing Fees
2013	$325,000	$-	$-
2012	600,000	260,170	(40,000)
2011	550,000	1,625,136	544,505
2010	500,000	470,668	136,234
2009	450,000	348,228	130,000
2008	400,000	427,168	17,000

All fees under the professional services agreement have been waived. Accordingly, the advisory and M&A fees were expensed and the financing fees treated as debt issuance costs, and corresponding credits has been recorded as capital contributions. At June 30, the accumulated unpaid waived fees (excluding the 10% yield) totaled:

June 30, 2013	$7,069,767
June 30, 2012	6,744,767

As reported in Note O, in conjunction with the closing of the sale of the Company to BioScrip on August 23, 2013, the Company paid in full all cumulative outstanding professional fees, including waived fee yield, under the professional service agreement, plus a sale fee of $6,690,000 totaling $16,517,427.

NOTE J – RETIREMENT PLAN

The Company sponsors a defined contribution plan that covers substantially all employees. Contributions are discretionary and based upon a percentage of qualifying wages. During 2013, employer contributions were 50% of the first 3% of an employee’s contribution. During 2012, employer contributions were 50% of the first 6% of an employee’s contribution. Total employer contributions for the six month periods ended June 30, 2013 and 2012 were $125,569 and $135,535, respectively.

NOTE K – COMMITMENTS AND CONTINGENCIES

At June 30, 2013 and 2012, the Company is subject to certain legal actions and regulatory investigations arising in the ordinary course of business. No such legal proceedings are, in the opinion of management, expected to have a material adverse effect on the condensed consolidated financial position, results of operations or liquidity of the Company.

19

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2013 and 2012

(Unaudited)

NOTE L – PREFERRED AND COMMON UNITS

The Company’s capital structure consists of preferred units and Class A common units. The Company is authorized to issue an unlimited number of preferred units and Class A common units. As of June 30, 2013, there were 415,200 preferred units and 87,682 Class A common units outstanding. Both classes of shares have no par values per share. Preferred unitholders receive a preferred yield equal to 10% per annum on a compounded basis. The cumulative preferred yield in arrears totaled $9,765,034 and $6,928,110 at June 30, 2013 and 2012, respectively. Class A common unitholders have no voting or dividend rights. Any distributions to unitholders are made in a priority whereby the preferred unitholders first receive any aggregate unreturned capital to date; and then a related party is to receive any aggregate unpaid waived professional service fees (Note I); 10% yield on the preferred units and waived professional fees; and then any remaining distribution is made to Class A unitholders and Class B, Class C, Class D and Class E incentive unitholders as specified in the Company’s Limited Liability Agreement dated August 23, 2007, as amended on December 31, 2010.

NOTE M – INCENTIVE UNITS

The Company has an equity award plan which provides for the issuance of the following classes of Incentive Units to key executives: 4,500 Class B Units, 3,500 Class C Units, 3,500 Class D Units and 3,500 Class E Units. The Incentive Units are units of partnership profits interest, as defined in the Executive Unit Grant Agreement (“Grant Agreement”) and the Company’s Limited Liability Agreement (“LLC Agreement”).

The key terms of the Incentive Units, as defined in both agreements, are as follows:

•	the Incentive Units are a profits interest in the Company

•	the Incentive Unit holders have the right to future distributions made to all unitholders which are made in a priority whereby the preferred unitholders first receive any aggregate unreturned capital to date; and then a related party is to receive any aggregate unpaid waived professional service fees; 10% yield on the preferred units and waived professional fees; and then any remaining distribution is made to Class A unitholders and Class B, Class C, Class D and Class E incentive unitholders as specified in the LLC Agreement.

•	vesting is as follows:
o	Class B Units – five year vesting schedule on anniversary of effective date
o	Class C Units – upon achievement of internal rate of return (“IRR”) target of 25.0%
o	Class D Units – upon achievement of internal rate of return (“IRR”) target of 30.0%
o	Class E Units – upon achievement of internal rate of return (“IRR”) target of 35.0%
•	the Incentive Units do not have a stated contractual term
•	the Incentive Units do not have voting rights
•	if the holder of any Incentive Units ceases to be employed by the Company, any unvested Incentive Units automatically terminate

20

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2013 and 2012

(Unaudited)

NOTE M – INCENTIVE UNITS (continued)

•	the Company has a fair value repurchase option on any vested Incentive Units held by a Board Manager who is no longer serving on the Board that is exercisable within 180 days of the end of the Manager’s service

•	the Company has a fair value repurchase option on any vested B Units held by an employee who is no longer employed by the Company that is exercisable within 180 days of the end of the participant’s employment

The expected forfeiture rate is zero based on management’s past experience and expectations of future turnover. Summaries of the status of the Company’s non-vested units as of June 30, 2013 and 2012 and changes from the years ended December 31, 2012 and 2011, are presented below.

	Number	Weighted-Average Grant
	of units	Date Fair Value
Nonvested as of December 31, 2011	10,880	$52.82
Granted	-	-
Vested	(335)	70.39
Forfeited	-	-
Nonvested as of June 30, 2012	10,545	$56.21

	Number	Weighted-Average Grant
	of units	Date Fair Value
Nonvested as of December 31, 2012	10,140	$56.21
Granted	-	-
Vested	(229)	134.31
Forfeited	-	-
Nonvested as of June 30, 2013	9,911	$55.60

As of June 30, 2013, there were 2,502 vested Class B units with a total fair value of $366,743. For the six months ended June 30, 2013 and 2012, the Company recognized $64,063 and $42,708, respectively, in compensation expense related to the units granted. The Company expects to recognize an additional $240,416 in compensation expense over 3 years, the remaining weighted average vesting period of the units.

In conjunction with the sale of the Company the participants of this equity award plan were paid approximately $13,300,000 of incentives on August 23, 2013 (See Note O).

21

CAREPOINT PARTNERS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2013 and 2012

(Unaudited)

NOTE N – LOUISIANA LONG-TERM INCENTIVE UNITS

As part of the acquisition of The Infusion Network of Louisiana, Inc., the Company established a Long Term Incentive Agreement for three key managers who were responsible for operating the locations acquired.  This incentive is based upon targeted EBITDA goals over a five year period beginning in 2009 that determines incremental value generated by these locations over time with a portion of the bonus vested based upon EBITDA performance each year.

In conjunction with the sale of the Company the participants of this Plan were paid approximately $2,000,000 of incentives on August 23, 2013 (See Note O). Payment of this incentive was contingent upon the sale of the Company which occurred after June 30, 2013. As a result, no financial impact related to this incentive plan is reflected in the Company’s financial statements.

NOTE O – SUBSEQUENT EVENTS

In August 2013, the Company entered into an agreement with the former owners of ArTex to settle working capital and accounts receivable matters. Pursuant to the settlement, the note payable to former owners of $5,400,000 was cancelled, and a separate settlement payment of $5,100,000 was made to the former owners.

Pursuant to an asset purchase agreement, on August 23, 2013, the Company sold substantially all of the assets its business to BioScrip for a purchase price of $223,000,000 to be paid in cash inclusive of a working capital adjustment. Additionally, the purchase price is subject to a $10,000,000 holdback and an escrow of $6,690,000. Payment of the holdback is contingent upon the Company reaching a specified level of product gross profit within one year of the transaction date. The escrow will be held for a period of one year following the transaction date and is subject to indemnification provisions pursuant to the asset purchase agreement. Additionally, the purchase price was reduced by approximately $1,900,000 to reflect an adjustment to targeted estimated net working capital. In conjunction with the closing of the sale, the Company paid:

•	In full, all debt obligations and related accumulated interest.
•	In full, all outstanding capital lease obligations, except the pump leases with Integrated Medical Systems Inc., which had an outstanding obligation of $379,059 as of June 30, 2013.
•	In full, all cumulative outstanding professional fees, including waived fee yield, under the professional service agreement, plus a sale fee of $6,690,000 totaling $16,517,427.
•	Approximately $2,000,000 of incentives to the participants of the Louisiana Long-Term Incentive Plan.
•	Approximately $13,300,000 to key executives under an equity award plan.
•	Approximately $1,000,000 of sale bonuses to key executives contingent upon the closing of the transaction.
•	Approximately $4,500,000 of professional fees and transaction expenses.

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